Exhibit 10.4

INTELLECTUAL PROPERTY TRANSFER AGREEMENT

This Intellectual Property Transfer Agreement (the “Agreement”), dated as of March 29, 2007 is between Automatic Data Processing, Inc., a Delaware corporation (“ADP”), and Broadridge Financial Solutions, Inc., a Delaware corporation (each, a “Party” and collectively, the “Parties”).

WHEREAS, ADP and Broadridge (as defined below) desire to establish the rights each enjoys in certain Intellectual Property;

WHEREAS, ADP desires to assign and transfer to Broadridge all of its right, title and interest in and to only those certain items of Intellectual Property owned by ADP specifically identified in the Copyright Assignment, the Internet Asset Assignment, Patent Assignment and the Trademark and Service Mark Assignment, effective as of the Effective Time (as defined below); and

WHEREAS, the Parties desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. DEFINITIONS

1.1 Definitions. As used in the Agreement, the following terms shall have the meanings set forth below:

“Action” means any claim, demand, action, cause of action, suit, countersuit, arbitration, litigation, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal or authority.

“ADP Business” means all businesses and operations of the ADP Group, other than the Broadridge Business.

“ADP Group” means ADP and each of its Affiliates and Subsidiaries, and any corporation or other entity that may become part of such Group from time to time, other than the Broadridge Group.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, however, that for purposes of this Agreement, no member of either Group shall be deemed to be an Affiliate of any member of the other Group. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Assignment Agreements” means the Copyright Assignment, the Internet Asset Assignment, the Patent Assignment and the Trademark and Service Mark Assignment.

“Broadridge” means Broadridge Financial Solutions, LLC, a Delaware limited liability company, prior to its conversion into a Delaware corporation as contemplated by the Separation and Distribution Agreement (“the LLC Conversion”) and, immediately after the LLC Conversion, Broadridge Financial Solutions, Inc., a Delaware corporation.

“Broadridge Business” means the business and operations conducted by the Broadridge Group from time to time, whether prior to, at or after the Effective Time, including, without duplication, (i) the Brokerage Services and Securities Clearing and Outsourcing Services Business conducted by ADP prior to the restructuring as contemplated by the Separation and Distribution Agreement and (ii) the business and operations conducted by the Broadridge Group.

“Broadridge Group” means Broadridge and each of its Subsidiaries and Affiliates and any corporation or other entity that may become part of such Group from time to time.

“Brokerage Services and Securities Clearing and Outsourcing Services Business” means all of the ADP Brokerage Services’ and Securities Clearing and Outsourcing Services’ business and operations, as more fully described in ADP’s Form 10-K for the fiscal year ended June 30, 2006.

“Copyright Assignment” means that certain Copyright Assignment contemporaneously executed by ADP and Broadridge in the form attached hereto as Exhibit B.

“Distribution” means the distribution on a pro rata basis of a dividend of the Broadridge common stock to ADP’s stockholders as contemplated by the Separation and Distribution Agreement.

“Distribution Date” means the date on which the Distribution shall be effected, such date to be determined by, or under the authority of, the Board of Directors of ADP in its sole and absolute discretion.

“Internet Asset Assignment” means that certain Internet Asset Assignment contemporaneously executed by ADP and Broadridge in the form attached hereto as Exhibit C.

“Effective Time” means the time at which the Distribution occurs on the Distribution Date.

“Governmental Authority” means any federal, state, local, foreign or international court, government, department, commission, board, bureau or agency, or any other regulatory, self-regulatory, administrative or governmental organization or authority, including the New York Stock Exchange, Inc.

“Group” means the ADP Group and/or the Broadridge Group, as the context requires.

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including such rights in and to: (i) trademarks, trade dress, service marks, certification marks, logos, and trade names, and the goodwill associated with the foregoing (collectively, “Trademarks”); (ii) patents and patent applications, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration, design registrations or patents and like rights (collectively, “Patents”); inventions, invention disclosures, discoveries and improvements, whether or not patentable; (iii) writings and other works of authorship (“Copyrights”); (iv) trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory Law and common law), Information, business, technical and know-how information, business processes, non-public information, proprietary information and confidential information and rights to limit the use or disclosure thereof by any Person (collectively, “Trade Secrets”); (v) software, including data files, source code, object code, application programming interfaces, databases and other software-related specifications and documentation (collectively, “Software”); (vi) domain names, uniform resource locators, and Internet addresses; (vii) moral rights; (viii) privacy and publicity rights; (ix) any and all technical information, Software, specifications, drawings, records, documentation, works of authorship or other creative works, ideas, knowledge, invention disclosures or other data, not including works subject to Copyright, Patent or Trademark protection (“Technology”); (x) advertising and promotional materials, whether or not copyrightable; and (xi) claims, causes of action and defenses relating to the enforcement of any of the foregoing; in each case, including any registrations of, applications to register, and renewals and extensions of, any of the foregoing with or by any Governmental Authority in any jurisdiction.

“Law” means any applicable foreign, federal, national, state, provincial or local law (including common law), statute, ordinance, rule, regulation, code or other requirement enacted, promulgated, issued or entered into, or act taken, by a Governmental Authority.

“Patent Assignment” means that certain Patent Assignment contemporaneously executed by ADP and Broadridge in the form attached hereto as Exhibit D.

“Person” means any natural person, corporation, general or limited partnership, limited liability company or partnership, joint stock company, joint venture, association, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Separation” means the separation of the Broadridge Business and the ADP Business into two independent companies.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement, dated as of March 20, 2007, by and among ADP and Broadridge.

“Subsidiary” means, with respect to any Person, any other Person of which a Person (either alone or through or together with any other Subsidiary of such Person) owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Trademark and Service Mark Assignment” means that certain Trademark and Service Mark Assignment contemporaneously executed by ADP and Broadridge in the form attached hereto as Exhibit E.

1.2 General Interpretive Principles. (a) Words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender, in each case, as the context requires, (b) the words “hereof,” “herein,” “hereunder,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and references to Article, Section, paragraph, exhibit and schedule are references to the Articles, Sections, paragraphs, exhibits and schedules to this Agreement unless otherwise specified, (c) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified and (d) any reference to any federal, state, local or non-U.S. statute or Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

2. DISTRIBUTION OF INTELLECTUAL PROPERTY

2.1 Ownership of Broadridge Intellectual Property. Pursuant to the Separation and Distribution Agreement, as of the Effective Time, Broadridge or one or more members of the Broadridge Group shall remain and be the sole owner of, and shall have exclusive right, title and interest in and to, the Intellectual Property owned by any member of the Broadridge Group as of the Effective Time, including the Intellectual Property set forth in Exhibit A.

2.2 Assignment Agreements. By the Copyright Assignment, Internet Asset Assignment, Patent Assignment and the Trademark and Service Mark Assignment entered into concurrently with this Agreement, to the extent the Parties have identified Intellectual Property requiring the execution of the appropriate Assignment Agreement, on or prior to the Effective Time, ADP shall, or shall cause the respective members of the ADP Group to, assign, transfer and convey to Broadridge any and all right, title and interest owned by ADP and each of its Affiliates and Subsidiaries in and to only those certain items of Intellectual Property specifically identified therein.

2.3 Further Assurances. Each Party covenants to execute upon request any further documents reasonably necessary to effect the express terms and conditions of this Agreement, including such documents as are reasonably necessary to vest title in Intellectual Property rights as provided in this Agreement. All expenses incurred in connection with such actions shall be paid in accordance with Section 8.2.

2.4 No Rights in ADP Group Intellectual Property. For the avoidance of doubt, unless otherwise expressly provided in this Agreement, the Separation and Distribution Agreement, the Copyright Assignment, Internet Asset Assignment, Patent Assignment or the Trademark and Service Mark Assignment, ADP and its Subsidiaries expressly reserve all other rights with respect to Intellectual Property not expressly granted thereunder.

3. IPR FUTURES AND ISSUES OF OWNERSHIP

3.1 Ownership Unaffected by this Agreement. All Intellectual Property created, developed or made, or, other than by operation of this Agreement, otherwise acquired or controlled, by a member of a Group after the Effective Time (“IPR Futures”) shall be owned in accordance with applicable law or agreement and such ownership is not covered or in any way provided by this Agreement, the Separation and Distribution Agreement or any Assignment Agreement.

3.2 No Rights or Licenses Granted. Other than as may be expressly provided in the Copyright Assignment, Internet Asset Assignment, the Patent Assignment or the Trademark and Service Mark Assignment, no rights or licenses under any IPR Futures are granted pursuant to this Agreement, the Separation and Distribution Agreement or any agreement ancillary thereto.

4. IP CLAIMS

4.1 Intellectual Property Rights. Notwithstanding any provision in this Agreement, the Separation and Distribution Agreement or any Assignment Agreement, in no event shall any claims, disputes or controversies between the Parties which potentially concern the validity, enforceability, infringement or misappropriation of any intellectual property rights, including any rights protectable under Intellectual Property law anywhere throughout the world such as Patent, Copyright, trade secret and Trademark law, be subject to resolution by arbitration.

4.2 No Enforcement Against Third Party. Notwithstanding any provision of this Agreement or the Assignment Agreements, in no event shall any member of any Group be required to enforce or otherwise assert against any Person any Intellectual Property rights.

5. FURTHER DUE DILIGENCE

ADP and Broadridge acknowledge that following the execution of this Agreement, ADP and Broadridge will be conducting further due diligence into the Intellectual Property owned by the Groups. ADP and Broadridge agree to work in good faith to ensure that the Intellectual Property covered by this Agreement and the

Assignment Agreements has been properly allocated and assigned to each Group according to principles set forth in this Agreement. To the extent that any assignment, transfer and conveyance of Intellectual Property pursuant to Section 2.2 is not consummated as of the Effective Time, or any assignment, transfer or conveyance of Intellectual Property is improperly consummated, the Parties shall, and shall cause the members of their respective Groups to, use commercially reasonable efforts and cooperate to effect or to correct such assignment, transfer or conveyance as promptly following the Effective Time as shall be practicable.

6. NO REPRESENTATIONS OR WARRANTIES

ALL INTELLECTUAL PROPERTY COVERED UNDER THIS AGREEMENT ARE FURNISHED “AS IS,” WITHOUT ANY SUPPORT, ASSISTANCE, MAINTENANCE OR WARRANTIES OF ANY KIND, WHATSOEVER.

EACH GROUP ASSUMES TOTAL RESPONSIBILITY AND RISK FOR ITS USE OF ANY INTELLECTUAL PROPERTY COVERED BY THIS AGREEMENT. NEITHER GROUP MAKES, AND EACH GROUP EXPRESSLY DISCLAIMS, ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES OF TITLE OR NON-INFRINGEMENT, OR ANY WARRANTY THAT SUCH INTELLECTUAL PROPERTY IS “ERROR FREE.”

7. TERMINATION

7.1 Termination. This Agreement may be terminated by ADP in its sole discretion at any time prior to the consummation of the Distribution.

7.2 Effect of Termination. In the event of any termination of this Agreement prior to consummation of the Distribution, neither Party (nor any of its directors or officers) shall have any liability or further obligation to the other Party.

8. MISCELLANEOUS

8.1 Complete Agreement; Representations.

8.1.1 The Separation and Distribution Agreement, together with the exhibits, schedules and the ancillary agreements thereto, including this Agreement and Assignment Agreements hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

8.1.2 ADP represents on behalf of itself and each other member of the ADP Group and Broadridge represents on behalf of itself and each other member of the Broadridge Group as follows:

8.1.2.1 each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and each Assignment Agreement and to consummate the transactions contemplated thereby; and

8.1.2.2 this Agreement has been duly executed and delivered by such Person (if such Person is a Party) and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof (assuming the due execution and delivery thereof by the other Party), and each of the Assignment Agreements to which it is or will be a party is or will be duly executed and delivered by it and will constitute a valid and binding agreement of it enforceable in accordance with the terms thereof (assuming the due execution and delivery thereof by the other party or parties to such Assignment Agreements), except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other Laws relating to creditors’ rights generally and by general equitable principles.

8.2	Costs and Expenses. All costs and expenses incurred by either of the Parties or its Affiliates shall be paid as set forth in the Separation and Distribution Agreement.

8.3	Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

8.4	Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the Parties at the following addresses or facsimile numbers:

If to ADP or any member of the ADP Group, to:

Automatic Data Processing, Inc.

One ADP Boulevard

Roseland, New Jersey 07068

Attn: General Counsel

Fax: 973-974-3324

If to Broadridge or any member of the Broadridge Group, to:

Broadridge Financial Solutions

2 Journal Square Plaza

Jersey City, New Jersey 07306

Attn: General Counsel

Fax: 201-714-3506

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this section, be deemed given upon receipt and (iii) if delivered by mail in the manner described above to the address as provided in this section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party.

8.5	Amendment, Modification or Waiver.

8.5.1 Prior to the Effective Time, this Agreement may be amended, modified, waived, supplemented or superseded, in whole or in part, by ADP in its sole discretion by execution of a written amendment delivered to Broadridge. Subsequent to the Effective Time, this Agreement may be amended, modified, supplemented or superseded only by an instrument signed by duly authorized signatories of both Parties.

8.5.2 Following the Effective Time, any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

8.6	No Assignment; Binding Effect; No Third-Party Beneficiaries.

8.6.1 Neither this Agreement nor any right, interest or obligation hereunder may be assigned by either Party hereto without the prior written consent of the other Party hereto and any attempt to do so will be void, except that following the Effective Time each Party hereto may assign any or all of its rights, interests and obligations hereunder to an Affiliate, provided that any such Affiliate agrees in writing to be bound by all of the terms, conditions and provisions contained herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and assigns.

8.6.2 The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective Affiliates, successors or permitted assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other Person.

8.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.8 Negotiation. In the event that any dispute arises between the Parties that cannot be resolved, either Party shall have the right to refer the dispute for resolution to the chief financial officers of the Parties by delivering to the other Party a written notice of such referral (a “Dispute Escalation Notice”). Following receipt of a Dispute Escalation Notice, the chief financial officers of the Parties shall negotiate in good faith to resolve such dispute. In the event that the chief financial officers of the Parties are unable to resolve such dispute within fifteen (15) business days after receipt of the Dispute Escalation Notice, either Party shall have the right to refer the dispute to the chief executive officers of the Parties, who shall negotiate in good faith to resolve such dispute. In the event that the chief executive officers of the Parties are unable to resolve such dispute within thirty (30) business days after the date of the Dispute Escalation Notice, either Party shall have the right to commence litigation in accordance with Section 8.10 hereof. The Parties agree that all discussions, negotiations and other Information exchanged between the Parties during the foregoing escalation proceedings shall be without prejudice to the legal position of a Party in any subsequent Action.

8.9 Specific Performance. From and after the Distribution, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Assignment Agreement, the Parties agree that the Party or Parties to this Agreement or such Assignment Agreement who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its or their rights under this Agreement or such Assignment Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that, from and after the Distribution, the remedies at law for any breach or threatened breach of this Agreement or any Assignment Agreement, including monetary damages, are inadequate compensation for any loss, that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.

8.10 New York Forum. Subject to the prior exhaustion of the procedures set forth in Section 8.8, each of the Parties agrees that, notwithstanding anything herein, all Actions arising out of or in connection with this Agreement or any Assignment Agreement (except to the extent any such Assignment Agreement provides otherwise), or for recognition and enforcement of any judgment arising out of or in connection with the foregoing agreements, shall be tried and determined exclusively in the state or federal courts in the State of New York, County of New York, and each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Parties hereby expressly waives any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (a) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (c) any claim that (i) any of the aforesaid courts is an inconvenient or inappropriate forum for such action or proceeding, (ii) venue is not proper in any of the aforesaid courts and (iii) this Agreement or any such Assignment Agreement, or the subject matter hereof or thereof, may not be enforced in or by any of the aforesaid courts. Each of the Parties agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.4 or any other manner as may be permitted by Law shall be valid and sufficient service thereof.

8.11 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVER IN THIS SECTION, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) SUCH PARTY MAKES SUCH WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS HEREIN.

8.12 Interpretation; Conflict With Other Agreements. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. The provisions of this Agreement shall govern in the event of any conflict between any provision of this Agreement and that of the Separation and Distribution Agreement. Except as set forth in each Assignment Agreement, the provisions of each Assignment Agreement shall govern in the event of any conflict between any provision of this Agreement and that of the relevant Assignment Agreement.

8.13 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf by one of its duly authorized officers as of the date first written above.

AUTOMATIC DATA PROCESSING, INC.

By:	/s/ James B. Benson
Name:	James B. Benson
Title:	Corporate Vice President

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ James B. Benson
Name:	James B. Benson
Title:	President